EXHIBIT 3.01(a)



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         MARINE MANAGEMENT SYSTEMS, INC.


     Marine Management Systems, Inc., a corporation incorporated under the General Corporation Law of the State of Delaware, hereby amends and restates its Certificate of Incorporation, which was originally filed with the Secretary of State on December 4, 1995, in order to give effect to all amendments and to restate all of the provisions now in effect that are not amended, so that the same shall read, in its entirety, as follows:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is Marine Management Systems, Inc.

     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle 19805; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issues is nine million seven thousand five hundred (9,007,500), consisting of (a) nine million (9,000,000) shares of Common Stock with a par value of $.002 per share (the "Common Stock") and (b) seven thousand five hundred (7,500) shares of Preferred Stock with a par value of $100 per share (the "Preferred Stock"). The number of the authorized shares of any such class or classes may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation on the basis specified in Part B,
Section 3 of this Article FOURTH.

     A COMMON STOCK

     1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share held with respect to all matters voted on by the stockholders of the Corporation.


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     2.  Liquidation  Rights.  Subject  to the prior and  superior  right of the
Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock and the holders of Preferred Stock shall be entitled to receive the remaining funds to be distributed on the basis of the number of shares of Common Stock held by each of them and the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

     3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, provided, however, no such dividends may be declared or paid if dividends are not simultaneously declared or paid, respectively, on the Preferred Stock.

     B. PREFERRED STOCK

     The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:

     1. Liquidation Rights.

          (a) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, each holder of shares of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, by reason of his ownership thereof, an amount per share of the Preferred Stock equal to $100 per share, plus any dividends which, pursuant to Section 5 hereof, have accrued but remain unpaid at such time.

          (b) Pro Rata Distribution. If the assets or surplus funds to be distributed to the holders of the Preferred Stock under subparagraph (a) of this Section 1 are not sufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders to the Preferred Stock.

          (c) Preferred Stock Priority. All of the preferential amounts to be paid to the holders of the Preferred Stock under this Section 1 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment of the preferential amounts payable to the holders of the Preferred Stock, the holders of Common Stock and the holders of Preferred
     Stock  shall  be  entitled  to  receive  all   remaining   assets  of  this
     Corporation.
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     2.  Conversion.  The holders of the Preferred  Stock shall have  conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined by following: by dividing $100 by the Applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Each share of Preferred Stock shall be so convertible at any time after the date of issuance of such share. The price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of any additional consideration by the holder thereof (the "Applicable Conversion Price") shall initially be $1.99774 per share of Common Stock . Such initial Applicable Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Preferred Stock is convertible, as hereinafter provided.

          (b)  Automatic  Conversion.   Each  share  of  Preferred  Stock  shall
     automatically be converted into shares of Common Stock at the then effective Applicable Conversion Price upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public (an "IPO"). In the event of such an IPO, persons entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted that Preferred Stock until immediately prior to the closing of such offering. Each person who holds of record Preferred Stock at the time of any automatic conversion shall be entitled to any dividends which, pursuant to Section 4 hereof, have accrued but remain unpaid at such time. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

          (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by $2.00. Except in the case of an automatic conversion pursuant to Section 2(b), before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. Upon the date of an automatic conversion pursuant to Section 2(b), any person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder


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     has surrendered the certificate or certificates for such holder's shares of
     Preferred Stock. A holder surrendering his certificate or certificates shall notify the Corporation of his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter (and, in any event, within 10 days of such surrender), issue and deliver at such office to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Except in the case of an automatic conversion pursuant to Section 2(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) Adjustments to Applicable Conversion Price for Diluting Issues:

               (i) Special Definitions. For purposes of this Section 2(d), the following definitions shall apply:

                    (1) "Option" shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2) "Original  Issue Date" shall mean, for any series of the
               Preferred Stock, the first date on which a share of such series shall have been issued.

                    (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                    (4) "Additional Shares of Common Stock" shall mean any or all shares of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock.

               (ii) No Adjustment of Applicable Conversion Price. Subject to the provisions of Section 2(d)(iii)(2) and Section 2(d)(vi) below, no adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in


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          the Applicable  Conversion  Price of the Preferred Stock in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

               (iii) Issues of Securities Deemed to Be Issues of Additional Shares of Common Stock.

                    (1) Options and Convertible  Securities.  If the Corporation
               at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration Per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A) no further adjustment in the Applicable  Conversion
                    Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B) if such Options or Convertible  Securities by their
                    terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the


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                    exercise,  conversion or exchange  thereof,  the  Applicable
                    Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase's or decrease's becoming
                    effective,   be  recomputed  to  reflect  such  increase  or
                    decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C) upon the  expiration  of any  such  Options  or any
                    rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;

                         (D) no readjustment pursuant to clause (B) or (C) above
                    shall have the effect of increasing the Applicable Conversion Price to an amount that exceeds the lower of (i) the Applicable Conversion Price on the original date on which an adjustment was made pursuant to this Section 2(d)(iii)(1), and (ii) the Applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such Original adjustment date and the date on which a readjustment is made pursuant to clause
                    (B) or (C) above;

                         (E) in the case of any Options  expiring by their terms
                    not more than 30 days after the date of issue thereof, no adjustment of the Applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                         (F) if such  record date shall have been fixed and such
                    Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the actual date of their issuance.



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               (2) Stock Dividends, Stock Distributions and Subdivisions. If the
          Corporation at any time or from time to time after the original Issue Date for the Preferred Stock shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                    (A) in  the  case  of any  such  dividend  or  distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                    (B) in the case of any  such  subdivision,  at the  close of business on the date immediately prior to the date upon which such corporate action becomes effective.

               If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Applicable Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the time of actual payment of such dividend.

               (iv) Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Corporation shall issue
          Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(l), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(2), which is dealt with in Section 2(d)(vi) below) without consideration or for a consideration per share less than the Applicable Conversion price in effect on the date of and immediately prior to such issue, then such Applicable Conversion Price shall be reduced, concurrently with such issue, to a price equal to the price at which such Additional Shares of Common Stock are so issued.

               (v) Determination of Consideration. For purposes of this Section 2(d), the consideration received by the Corporation for the


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          issue of any  Additional  Shares of Common  Stock shall be computed as follows:

                    (1) Cash and Property: Such consideration shall:

                         (A) insofar as it consists  of cash,  be the  aggregate
                    amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash,
                    be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (C) If  Additional  Shares of Common  Stock are  issued
                    together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                         (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(1) shall be determined by dividing

                        (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto,


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                              without regard to any provision  contained therein
                              for  a  subsequent   adjustment  of  such  number)
                              issuable  upon the exercise of such Options or the
                              conversion   or  exchange   of  such   Convertible
                              Securities.

          (vi)   Adjustment   for   Stock   Dividends,    Stock   Distributions,
     Subdivisions, Combinations or Consolidations of Common Stock.

               (1) Stock Dividends, Stock Distributions or Subdivisions. If the Corporation shall issue additional shares of Common Stock (or any options or rights therefor or any securities convertible or exchangeable therefor) in a stock dividend, other stock distribution or subdivision, the Applicable Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased to adjust equitably for such dividend, distribution or subdivision so that each share of Preferred Stock shall thereafter be convertible into the number of shares of Common Stock that the holder of such share of Preferred Stock would have owned and to which the holder would be entitled had the holder converted such share of Preferred Stock immediately prior to such stock dividend, stock distribution or subdivision.

               (2) Combinations or Consolidations. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the
          Applicable Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased to adjust equitably for such combination or consolidation so that each share of Preferred Stock shall thereafter be convertible into the number of shares of Common Stock that the holder of such share of Preferred Stock would have owned and to which the holder would have been entitled had the holder converted such share of Preferred Stock immediately prior to such combination or consolidation.

          (vii) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed



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     reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 2), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive.

          (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment. Without limiting the generality of the foregoing, before taking any action which would result in any adjustment to the Applicable Conversion Price then in effect below the par value of the Common Stock, the Corporation will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock upon conversion. The taking of such corporate or other action shall be a condition precedent to the Corporation's taking the action which would result in such adjustment.

          (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Applicable Conversion Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such


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


     adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments theretofore made, (ii) the Applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Preferred Stock.

          (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least 10 days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h) Common Stock Reserved. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock.

     3. Voting Rights. Except as otherwise required by law, the holders of Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote together as a single class of capital stock upon any matter submitted to a stockholder for a vote, on the following basis:

          (i) Holders of Common Stock shall have one vote per share; and

          (ii) Holders of Preferred Stock shall have that number of votes per share that is equal to the number of shares of Common Stock into which each such share of Preferred Stock held by such holder is convertible at the time of such vote.

     4. Dividend Rights. The holders of Preferred Stock shall be entitled to receive each year out of any assets of the Corporation available for dividends pursuant to the laws of the Sate of Delaware, preferential dividends at the rate of 8% of the par value thereof per annum, and no more, payable quarterly in arrears, before any dividends shall be declared or paid upon or set apart for any other capital stock of the Corporation for such fiscal year of the Corporation. Such dividends shall be cumulative.

     5. Redemption of Preferred Stock

     (a) Conditions. The shares of Preferred Stock may be redeemed as follows:

          (i) any holder of Preferred Stock shall have the right, on or after a Redemption Event (as hereinafter defined), to compel the Corporation to redeem any or all of the shares of Preferred Stock held by such holder; and

          (ii) the original holder of Preferred Stock shall have the right, at any time on or after August 21, 1999, to compel the Corporation to redeem any or all of the shares of Preferred Stock held by such original holder.

     The redeeming holder or the Corporation shall give written notice to the Corporation or the holder, as the case may be, at least thirty (30) days prior to the requested date of redemption (the "Redemption Date").

     Redemption shall only be permitted to the extent that it is permitted under the General Corporation Law of the State of Delaware. A notice of redemption shall state the number of shares of Preferred Stock to be redeemed. The Corporation shall, to the fullest extent permitted by law, do all things necessary to redeem the Preferred Stock and make the payments therefor required by this Section 5.

     If in any given year in which redemption is requested sufficient funds are not legally available for such redemption on the Redemption Date to redeem all of the shares of Preferred Stock then due to be redeemed, any and all such unredeemed shares shall be carried forward and redeemed together with other shares of Preferred Stock that are due to be redeemed, at such time and to the extent that funds of the Corporation are legally available therefor. The shares of Preferred Stock that are subject to redemption but that have not been redeemed and as to which the Redemption Price is not paid or set aside due to insufficient legally available funds shall continue to be entitled to the dividend, conversion and other rights, preferences and privileges of the Preferred Stock until such shares have been redeemed and the Redemption Price has been paid or otherwise set aside with respect thereto. The number of shares to be redeemed by any holder which has requested redemption on a Redemption Date or as to which the Corporation has given a notice of redemption shall be determined by multiplying such amount requested to be redeemed by a fraction, the numerator of which is the aggregate number of shares to be redeemed on such Redemption Date by all holders and the denominator of which is the aggregate number of shares requested to be redeemed on such Redemption Date by all holders or the Corporation, as the case may be.

          (b) Redemption Price. The price at which such shares shall be redeemed (the "Redemption Price") shall be the price equal to the greater of (i) $100 per share plus twenty-five percent (25%), compounded annually, for each year or part thereof between the Original Issue Date (as defined in Section 2(d)(i)(2)) and the Redemption Date, or (ii) the fair market value of such shares being redeemed as determined in a manner that is mutually agreed as acceptable by the Corporation and the holder or holders of more than fifty percent (50%) of the shares of Preferred being redeemed or, if no agreement is reached as to an acceptable manner within thirty (30) days of such Redemption Date, by a nationally recognized investment banking firm that is mutually agreed to by the corporation and the holder or holders of more than fifty percent (50%) of the shares of Preferred being redeemed plus, in each case, an amount equal to all unpaid dividends payable in accordance with Section 5 on each share of Preferred Stock to be redeemed.

          (c) Notice. Notice of any requested redemption shall be given by certified or registered mail (return receipt requested), postage prepaid. Any notice given by the Corporation shall be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and shall specify the Redemption Date and the number of shares requested to be redeemed. On or after the Redemption Date as specified in any notice, the holder shall surrender his certificate for the number of shares to be redeemed as stated in the notice to or from the Corporation. If less than all of the shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the unredeemed shares.

          (d) Dividends and Conversion After Redemption. From and after the Redemption Date, no shares of the Preferred Stock to be redeemed on the Redemption Date shall be entitled to any further accrual of any dividends pursuant to Section 4 or to the conversion provisions set forth in Section 2.

          (e) Redemption Event. The term "Redemption Event" as used herein shall mean the occurrence of any of the following events:

               (i) If the Corporation at any time during which the original holder holds any equity securities issued by the Corporation that are not registered and freely saleable to the public, fails to maintain a Connecticut Presence (defined below); or

               (ii) If, at any time before the closing of a public offering registered under the Securities Act of 1933, as amended, and the trading of securities issued by the Corporation on any United States securities exchange or the quotation of such securities on the National Association of Securities Dealers automated quotation system

                    (1) a Change of Control (defined below) occurs; or

                    (2) the Corporation  sells a substantial  part of its assets or business to a third party (whether by a sale of assets, exclusive license or otherwise.

               (iii)   The   term   "Connecticut   Presence"   shall   mean  the
          Corporation's (or its successor's) and each of the Corporation's subsidiaries':

                    (1)   maintaining   its  principal   place  of  business  in
               Connecticut,

                    (2) basing a majority of its employees in Connecticut,

                    (3) conducting a majority of its operations in  Connecticut,
               and

                    (4) maintaining its principal bank accounts in the State of Connecticut.

               (iv) The term "Change in Control" shall mean if (1) the Corporation consolidates or merges with or into another corporation, or conveys all or substantially all of its assets to another corporation, unless, upon consummation of any consolidation or merger or sale of assets, the holders of voting securities of the Corporation are directly or indirectly greater than 50% of the voting power to elect directors of the consolidated or surviving or acquiring corporation, or (2) another person or entity not a stockholder of the Corporation on July 31, 1996 acquires Common Stock (or securities convertible into Common Stock or exercisable therefor) representing more than 50% of the Corporation's outstanding Common Stock (on a fully diluted basis), or (3) exclusively licenses its principal intellectual property to another person.

     6. Residual Rights. All rights accruing to the outstanding shares of capital stock of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

     FIFTH: The name and the mailing address of the incorporator are as follows:

            Name                    Mailing Address
            ----                    ---------------

            Brian O'Connor          One Atlantic Street
                                    Stamford, CT  06901

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of creditors, and/or of the stockholders or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the

     Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

          3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

     TWELFTH: This amended and restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended and the undersigned hereby certifies that the amendments contained herein have been duly adopted by a majority of the stockholders of the Corporation and the unanimous vote of the Board of Directors of the Corporation, and written notice has been given as provided in Section 228 of the General Corporation Law of Delaware, as amended.

     Signed under the penalties of perjury this 19th day of August, 1996.

                                          /s/ Eugene D. Story
                                          --------------------------
                                          Eugene D. Story, President